Exhibit 3
                        AMENDED AND RESTATED1 BY-LAWS
                                     OF
                          FIRST HEALTH GROUP CORP.
                             (the "Corporation")

                                  ARTICLE I

                                   Offices

       SECTION 1. Registered Office. The registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of the Corporation.

       SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                 ARTICLE II

                           Meeting of Stockholders

       SECTION 1. Meetings. All meetings of stockholders, including annual meetings for the election of directors, shall be held at such time, on such date and at such place, either within or without the State of Delaware, as shall be determined pursuant to Section 4 of this Article
  II. If no time, date and place for the annual meeting of stockholders is so determined in any year, the meeting shall be held at the principal office of the Corporation at the hour of ten o'clock A.M., on the third Monday in May. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other business as may properly come before the meeting.

       SECTION 2. Voting. Except as otherwise provided by the laws of the State of Delaware or by the Certificate of Incorporation, each stockholder at every meeting of stockholders shall be entitled to one vote for each share of the capital stock of the Corporation held by such stockholder.

       SECTION 3. Quorum. Except as otherwise provided by the laws of the State of Delaware or by the Certificate of Incorporation, the presence in person or by proxy of stockholders having the right to cast a majority of the votes upon the matters to be acted upon at any meeting of stockholders shall constitute a quorum for such meeting. In case a quorum shall not be present at any meeting, the officer entitled to preside at such meeting shall have the power to adjourn the meeting by announcing that such meeting has been adjourned to another specified time, date and place.

       SECTION 4.  Call of Meetings.   Except as otherwise provided by  the
  laws of the State of Delaware or by the Certificate of Incorporation:

            (a) Annual Meetings. The Chairman of the Board shall have the power to determine that the annual meeting of stockholders shall be held at a time, on a date, or at a place other than the time, date and place specified in Section 1 of this Article II.


  1 As amended and restated in their entirety and adopted by action of the Board of Directors as of March 19, 1999.

            (b) Special Meetings. A special meeting of the stockholders may be called at any time by (1) the Board of Directors; (2) the Chairman of the Board; or (3) the President. If a Special Meeting is called by anyone other than the Board of Directors, the request shall be in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. The officer receiving such request forthwith shall cause the notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 5 of this Article II, that a meeting will be held on the later of the earliest date permitted by applicable law or the date requested by the person or persons calling the meeting. If the notice is not given within twenty
  (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

       SECTION 5. Notices of Meeting. The Chairman of the Board, the President, any Vice President or the Secretary shall give written notice of the annual or any special meeting to each stockholder, not less than ten (10) nor more than sixty (60) days before such meeting, which notice shall specify the time, date and place of the meeting and the purpose or purposes for which the meeting is being held.

       SECTION 6.  Notice of Stockholder Business and Nominations.

            (a)  Annual Meetings of Stockholders.

                 (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 6 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6.

                 (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 6, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that (i) in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation and (ii) in connection with the Corporation's 1999 annual meeting, notice by the stockholder must (as to matters other than proposals subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as to which such Rule shall govern)) instead be so delivered no later than the tenth (10th) day following the day upon which this amendment to the Amended and Restated By-laws of the Corporation is filed with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth:
  (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner,
  (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to

  (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                 (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 6 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

            (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that the directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 6 is delivered to the Secretary of the Corporation, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 6. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 6 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

            (c)  General.

                 (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
  6. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to (a) determine whether a nomination of any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 6 and (b) if any proposed nomination or business is not in compliance with this Section 6 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation required by clause (c)(iv) of Section (a)(2) of this Section 6), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

                 (2) For purposes of this Section 6, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                 (3)  Notwithstanding  the  foregoing  provisions  of  this
  Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6. Nothing in this
  Section 6 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

       SECTION 7. Stockholder Action Without Meetings. Subject to Section 8 hereof, unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of the State of
  Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

       SECTION 8.  Consents to Corporate Action.

            (a) Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 8. Any person seeking to have the stockholders of the Corporation authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board of Directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 8(b)(2) below unless prior action by the Board of Directors is required under the General Corporation Law of the State of Delaware, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

            (b)  Procedures.

                 (1) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this
  Section 8 as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 8, consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous Consent shall be given to those stockholders who have not consented in writing.

                 (2) A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded. Delivery to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

                 (3) Consents shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware. Consents may be revoked by written notice (a) to the Corporation, (b) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent (the "Soliciting Stockholders"), or (c) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

                 (4) Within ten (10) business days after receipt of the earliest dated Consent delivered to the Corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the Consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the Consents delivered to the Corporation in accordance with this Section 8 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 8(b)(4) shall be construed in any way to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                 (5) Following appointment of the inspectors, Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholder or their proxy solicitors or other designated agents. As soon as practicable following the earlier of
  (a) the receipt by the inspectors, a copy of which shall be delivered to the Corporation, of any written demand by the Soliciting Stockholders of the Corporation, or (b) sixty (60) days after the date of the earliest dated Consent delivered to the Corporation in the manner provided in
  Section 228(c) of the General Corporation Law of the State of Delaware, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating the number of valid and unrevoked Consents received and whether, based on the preliminary count, the requisite number of valid and unrevoked Consents has been obtained to authorize or take the action specified in the Consents.

                 (6)  Unless   the   Corporation    and   the    Soliciting
  Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have forty-eight (48) hours to review the Consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked Consents was obtained to authorize and take the action specified in the Consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge sessions, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked Consents was obtained to authorize or take the action specified in the Consents.

                                 ARTICLE III

                                  Directors

       SECTION 1. Number. The number of directors shall be not less than eight (8) nor more than eleven (11), until changed by a By-law amending this Section 1, duly adopted by the Board of Directors or by the stockholders.

       SECTION 2.   Removal.   Any  director or  directors may  be  removed
  either for, or without, cause at any time by stockholders having the right to cast a majority of the votes upon such matter.

       SECTION 3. Vacancies. Vacancies on the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

       SECTION 4. Powers. The Board of Directors shall exercise all the powers of the Corporation, except such as are by law, by the Certificate of Incorporation or by these By-laws conferred upon or reserved to the stockholders.

       SECTION 5. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and not inconsistent with the laws of the State of Delaware, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

       SECTION 6. Regular Meetings. Immediately following each annual meeting of stockholders the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Regular meetings of the Board of Directors shall be held at least once during each of the other fiscal quarters of the Corporation without call at such time as shall from time to time be fixed by the Board of Directors.

       SECTION 7. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time on twenty-four (24) hours' notice to each director (either personally or by mail or by overnight courier or by hand or telegram) by: (1) the
  Chairman of the Board; (2) the President; or (3) the Chairman of the Board or Secretary upon the written request of two directors.

       SECTION 8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

       SECTION 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committees.

                                 ARTICLE IV

                                  Officers

       SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected or qualified. In addition, the Board of Directors may elect one or more Vice Presidents, a Chief Financial Officer, a Chief Operating Officer, a Controller and such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Chairman of the Board shall be a director, but none of the other officers of the Corporation need be directors. Two or more offices may be held by the same person.


       SECTION 2. Chairman of the Board. The Chairman of the Board shall be responsible for formulating general policies and programs for the Corporation for submission to the Board of Directors, and for carrying out the programs and policies approved by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present and he shall be, ex officio, a member of all standing committees. He shall supervise the activities of the President and, in the absence or disability of the President, or in the event that for any reason it is impracticable for the President to act personally, he shall have the powers and duties of the President. The Chairman shall have the power to sign and execute in the name of the Corporation all bonds, deeds, mortgages, leases and other contracts and instruments, except in any case where the signing and execution thereof has been delegated to some other officer or agent of the Corporation. The Chairman of the Board shall also have such other powers and duties as shall be assigned to him by the Board of Directors.

       SECTION 3. President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation. He shall have the power to sign and execute in the name of the Corporation all bonds, deeds, mortgages, leases and other contracts and instruments. In the absence or disability of the Chairman of the Board, or in the event that for any reason it is impracticable for the Chairman to act personally, the President shall have the powers and duties of the Chairman, including the responsibility to preside at all meetings of stockholders and of the Board of Directors in the absence of the Chairman of the Board. In the performance of all of the duties hereunder, the President shall be subject to the supervision of, and shall report to, the Chairman of the Board. The President shall also have such other powers and duties as shall be assigned to him by the Chairman of the Board or the Board of Directors.

       SECTION 4. Vice-Presidents. The Vice-Presidents shall have the power to sign and execute in the name of the Corporation all bonds, deeds, mortgages, leases and other contracts and instruments. The Vice-Presidents shall also have such other powers and duties as shall be assigned to them by the Chairman of the Board, the President or the Board of Directors, and they shall be subject to the supervision of, and shall report to, the Chairman of the Board and the President.

       SECTION 5. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a proper corporate minute book. The Secretary shall have custody of the seal of the Corporation and shall affix the seal to all proper corporate documents and instruments, and when so affixed shall attest the same. He shall also perform such other duties as may be assigned to him by the Chairman of the Board, the President or the Board of Directors. The Secretary shall have the power to sign and execute in the name of the Corporation all bonds, deeds, mortgages, leases and other contracts and instruments.

       SECTION 6. Assistant Secretaries. An Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall, in the absence or disability of the Secretary or in the event that for any reason it is impracticable for the Secretary to act, have the powers and duties of the Secretary. The attestation of the seal of the
  Corporation on any instrument of the Corporation by any Assistant Secretary shall be conclusive evidence, as to third parties of this authority to act in the place of the Secretary. The Assistant Secretary or Assistant Secretaries shall have the power to sign and execute in the name of the Corporation all bonds, deeds, mortgages, leases and other contracts and instruments.

       SECTION 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, taking proper vouchers for such disbursements. He shall render to the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer. If required by the Board of Directors he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe. The Treasurer shall also perform such other duties as may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

       SECTION 8. Controller. The Controller shall be chief accounting officer of the Corporation and shall have general supervision over the keeping of the books of account and other financial records of the
  Corporation. In the performance of all the duties hereunder, the Controller shall be subject to the supervision of, and shall report to, the Chairman of the Board, the President and the Treasurer. The Controller shall also have such other powers and duties as shall be assigned to him by the Chairman of the Board, the President and the Treasurer. The Controller shall have the power to sign and execute in the name of the Corporation all bonds, deeds, mortgages, leases and other contracts and instruments.

       SECTION 9. Assistant Treasurers. The Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall, in the absence of the Treasurer or in the event that for any reason it is impracticable for the Treasurer to act, have the powers and the duties of the Treasurer.

       SECTION 10. Vice-President(s) of Operations. The Vice-President(s) of Operations shall only have the authority to direct and manage the operational aspect of the Corporation identified in their respective title(s), all subject to the conditions, directions and limitations established by the Chairman of the Board or President of the Corporation. Such Vice-President(s) of Operations shall not be deemed officers of the Corporation and shall not have the authority to bind the Corporation or to sign or execute in the name of the Corporation any contracts, instruments or other documents. The Vice-President(s) of Operations shall be subject to the supervision of, and shall report to the Chairman of the Board and President.

       SECTION 11. Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation. He shall have responsibility for the Corporation's internal controls and for the integrity of the Corporation's assets. He shall render to the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

       SECTION 12.Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation. He shall have responsibility for the general management of the business of the Corporation. He shall render to the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of the operations of the Corporation. The Chief Operating Officer shall also perform such other duties as may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

                                  ARTICLE V

                               Indemnification

       SECTION 1. General. The Corporation shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (as hereinafter defined) as provided in this Article and to the fullest extent permitted by applicable law.

       SECTION 2. Proceedings Other Than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 2, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, it he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

       SECTION 3. Proceedings By or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3, if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

       SECTION 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section, and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

       SECTION 5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

       SECTION 6. Advancement of Expenses. The Corporation may advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

       SECTION  7.     Procedure  for  Determination   of  Entitlement   to
  Indemnification.

            (a) To obtain indemnification under this Article, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably requested to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

            (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred by Independent Counsel (as hereinafter defined) (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case by the person or persons or in the manner provided for in clauses (ii) or (iii) of this Section 7(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee;
  (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined) or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) by the stockholders of the Corporation; or (iii) as provided in Section 8(b) of this Article; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
            (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Article, the Independent Counsel shall be selected as provided in this Section 7(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 13 of this Article, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to
  Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other's selection of independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to
  Section 9(a)(iii) of this Article, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

       SECTION 8.  Presumptions and Effect of Certain Proceedings.

            (a) If a Change in Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, Indemnitee shall be entitled to indemnification under this Article in accordance with applicable law if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Article.

            (b) If the person, persons or entity empowered or selected under Section 7 of this Article to determine whether Indemnitee is entitled to indemnification shall not have made such determination within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluation of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Article and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty
  (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Article.

            (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

       SECTION 9. Remedies of Indemnitee. In the event that (i) a determination is made pursuant to Section 7 of this Article that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Article, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Article and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Action within 10 days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification of such determination is deemed to have been made pursuant to Section 8 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of  the State  of Delaware, or  in any  other court  of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

            (b) In the event that a determination shall have been made pursuant to Section 7 of this Article that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change in Control shall have occurred in any judicial proceeding or arbitration commenced pursuant to this Section 9, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

            (c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 of this Article that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, or (ii) a prohibition of such indemnification under applicable law.

            (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedure and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

            (e) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce his rights under or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Article) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

       SECTION  10.    Non-Exclusivity;  Survival  of  Rights;   Insurance;
  Subrogation.

            (a) The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders or a resolution of directors or otherwise. No amendment, alteration or repeal of this Article or of any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

            (b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise on which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

            (c) In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

            (d) The Corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable under if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

       SECTION 11. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       SECTION 12. Certain Persons Not Entitled to Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

       SECTION 13.  Definitions.  For purposes of this Article:

            (a) "Change in Control" means a change in control of the Corporation occurring after the Effective Date of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Act, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

            (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

            (c)  "Disinterested  Director"   means   a  director   of   the
  Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

            (d) "Effective Date" means the date these By-laws are duly adopted.

            (e) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

            (f) "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 2, 3, 4 or 5 of this Article by reason of his Corporate Status.

            (g) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of Corporation law and neither presently is, nor in the past five years has been, retained to represent:
  (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Article.

            (h) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to
  Section 9 of this Article to enforce his rights under this Article.

       SECTION 14. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article shall be in writing and either delivered in person or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

       SECTION 15. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

                                 ARTICLE VI

                                Miscellaneous

       SECTION 1. Certificates of Stock. Certificates of stock, signed by the Chairman of the Board, President or any Vice President, and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation; the signatures of each officer may be facsimiles. When such certificates are countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or employee, the signatures of such agents may be facsimiles.

       SECTION 2. Registration of Transfer. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of its capital stock. Upon the surrender of any certificate representing shares of any class of its capital stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such Issuance.

       SECTION 3. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of its capital stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and the date of such lost, stolen, destroyed or mutilated certificate.

       SECTION 4. Dividends. Subject to the provisions of the laws of the State of Delaware and the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.

       SECTION 5. Seal. The Corporation seal shall be circular in form and shall contain the name of the Corporation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

       SECTION 6.     Fiscal Year.   The  fiscal  year of  the  Corporation
  shall begin on the first day of January of each year and end on the last day of December of each year.

       SECTION 7. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors.

       SECTION 8. Notice and Waiver of Notice. Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall be entitled to receive notice of any meetings except as otherwise required by the laws of the State of Delaware.

       Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Corporation's Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

       SECTION 9.     Record Dates.   In  order  that the  Corporation  may
  determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allocation of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action.

       SECTION 10. Certificate of Incorporation. All references herein to the Certificate of Incorporation shall be deemed to include any certificate filed pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.

                                 ARTICLE VII

                                  Amendment

       These  By-laws  may  be  made,  altered,  amended  or  repealed   by
  resolution of the Board of Directors.